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                              Jones & Blouch L.L.P.
                       1025 Thomas Jefferson Street, N.W.
                              Washington, DC 20007
                                  (202)223-3500



                                 March 13, 1998

The Board of Directors
The Manufacturers Life Insurance
  Company of New York
Corporate Center at Rye
555 Theodore Fremd Avenue
Rye, NY  10580

Dear Sirs:

    We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in pre-effective amendment No. 1 to the registration statement on Form S-6 of The Manufacturers Life Insurance Company of New York Separate Account B, File No. 333-33351, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ Jones & Blouch L.L.P.
                                          Jones & Blouch L.L.P.